EXHIBIT 15

Listing of Subsidiaries of Delaware Life Holdings, LLC

Entity Name	Jurisdiction	% of Voting Shares	Principal Business
Delaware Life Holdings, LLC	Delaware	—	Holding Co.
Armstrong STF IV, LLC	Delaware		Holding Co.
Marcy STF I, LLC	Delaware		Holding Co.
Redfield STF II, LLC	Delaware		Holding Co.
Wright STF III, LLC	Delaware		Holding Co.
Delaware Life Insurance Company[2]	Delaware	100%	Insurance
Delaware Life Variable Account A1	Delaware		Inactive
Delaware Life Variable Account B1	Delaware		Inactive
Delaware Life Variable Account C1	Delaware		VA
Delaware Life Variable Account D1	Delaware		VA
Delaware Life Variable Account E1	Delaware		VUL
Delaware Life Variable Account F1	Delaware		VA
Delaware Life Variable Account G1	Delaware		VUL
Delaware Life Separate Account H	Delaware		VUL
Delaware Life Variable Account I1	Delaware		VUL
Delaware Life Variable Account K1	Delaware		Inactive
Delaware Life Variable Account L1	Delaware		VA
Delaware Life Separate Account M	Delaware		VUL
Delaware Life Variable Account N	Delaware		Inactive
Delaware Life Variable Account O	Delaware		Inactive
DL Private Variable Account A	Delaware		VA VUL
Keyport Life Ins. Co. Variable Account P	Delaware		VA VUL
Keyport Life Ins. Co. Variable Account Q	Delaware		VA VUL
Delaware Life Separate Account R	Delaware		VA VUL
Delaware Life Separate Account S	Delaware		VA VUL
KMA Variable Account[1]	Delaware		VA
Keyport Variable Account A1	Delaware		VA
Keyport Variable Account I1	Delaware		VUL
Delaware Life WSA Separate Account	Delaware		[VA] [VUL]
Delaware Life Insurance Company of New York[2]	New York	100%	Insurance
Delaware Life (N.Y.) Variable Account A1	New York		VA
Delaware Life (N.Y.) Variable Account B1	New York		VA
Delaware Life (N.Y.) Variable Account C1	New York		VA
Delaware Life (N.Y.) Variable Account D1	New York		VUL
Delaware Life (N.Y.) Variable Account E	New York		VUL
Delaware Life (N.Y.) Variable Account F	New York		VA
Delaware Life (N.Y.) Variable Account G	New York		VUL
Delaware Life (N.Y.) Separate Account H	New York		VUL
Delaware Life (N.Y.) Variable Account J1	New York		Inactive
Delaware Life (N.Y.) Separate Account L	New York		VA VUL
Delaware Life (N.Y.) Separate Account M	New York		VA VUL
Delaware Life (N.Y.) Variable Account N1	New York		Inactive
KBL Variable Account A1	New York		VA
KBL Variable Annuity Account[1]	New York		VA
DL Private Placement Investment Company I, LLC	Delaware	100%	Private Placements
Clarendon Insurance Agency, Inc.	Massachusetts	100%	Broker-Dealer
DL Investment DELRE Holdings 2009-1, LLC	Delaware	100%	Real Estate
Delaware Life (Bermuda) Holdings Inc.	Delaware	100%	Holding Co.
Delaware Life Insurance and Annuity Company (Bermuda) Ltd.	Bermuda	100%	Insurance
Delaware Life Reinsurance (Barbados) Corp.	Barbados	100%	Insurance
DL Information Services Canada Inc.	New Brunswick
DL Information Services Ireland Limited	Ireland
DL Reinsurance Company	Delaware
DL Service Holdings, LLC	Alaska
IDF IX, LLC	Delaware

[1]	Separate financial statements are filed with SEC.
[2]	Statutory-based financials are filed with SEC.